PURCHASE AGREEMENT


November 17, 1997



John L. D. Frazier
Nancy Frazier
Lloyd Frazier
Selling Stockholders as shown on Exhibit A, attached hereto.



1. This Purchase Agreement ("Agreement") sets forth the terms pursuant to which All American Bottling Corporation, or it designee, ("AABC"), as purchaser, and John L. D. Frazier and Nancy Frazier, individually, ("Frazier"), and the persons shown on Exhibit A attached hereto ("Sellers") and Lloyd Frazier, individually, ("Lloyd") shall be legally bound. The parties enter into this agreement subject to the approval of the lender of AABC, the parent franchise companies, and Finova Capital Corporation.

2. Subject to the terms and provisions of this agreement, Frazier and Sellers will sell and deliver to AABC, and AABC hereby agrees to purchase good title to, and all beneficial interest in, all of the capital stock owned by each Seller in Full Service Beverage Company, a Kansas Corporation, consisting of 188 shares, to include the stock owned in all subsidiaries. It is understood and agreed that all shares of stock are pledged to Finova Capital Corporation and the obligations to sell and deliver the same are contingent upon Finova Capital Corporation releasing the same.

3. The purchase price will be the sum of $1,525,000 to be paid to Sellers as set forth on schedule A attached hereto.

4. In connection with this purchase, Sellers and Lloyd, severally and jointly, hereby make the following representations, warranties, and covenants with respect to the Stock to be sold hereunder:

            a. That Sellers own all beneficial interest in the stock to be sold hereunder free and clear of all security interests and encumbrances (other than the lien held by Finova Capital Corporation) and have full power and authority to sell and transfer the stock. Upon and subject to payment of the purchase price by AABC, Sellers will deliver to the Purchaser good title to, and all beneficial ownership interest in, the Securities, free and clear of all liens, security interest, restrictions (except as provided herein) and encumbrances.

            b. The sale and transfer of the Shares has been duly authorized by all required persons, and or entities.

            c. That Frazier and Lloyd represent and warrant that, to the best of their knowledge: (i) none of the financial statements or other written information they have furnished AABC is inaccurate in any material respect, and (ii) Full Service Beverage Company has no material contingent liabilities which have not been disclosed to AABC, and (iii) they have made known to Full Service Beverage Company, it's officers and directors all disclosures of material facts in their possession, and within their knowledge, pertaining to
                  the   assets and liabilities of Full Service Beverage Company
                  and it's subsidiaries and they are not aware of any facts, not previously disclosed, which would materially affect the assets and liabilities, provided however, that neither makes any representation or warranty with respect to income tax liabilities of Full Service Beverage Company.

5. Closing will take place on October 10, 1997 subject, of course, to the approvals set forth above. AABC has the right to extend the closing date an additional 30 days in the event all approvals are not obtained in time for a October 10, 1997 closing.

6. In addition to the purchase price AABC will cause Full Service Beverage Company to enter into a non-compete agreement with Frazier in the amount of $1,750,000 and with Lloyd in the amount of $231,200 to be paid out over time with interest in accordance with the schedules attached to the non-compete agreements.

7. Upon the closing of this transaction, the payment of the consideration and the delivery of the documents Frazier and Lloyd will resign, effective the closing date, all positions they hold with the company, it's subsidiaries, and the Boards of Directors, to include all trade and industry groups, Beverage Cooperative Association and as service agent. Frazier and Lloyd will receive their normal compensation up to the date of closing and will waive any accrued but unused vacation and any compensation for severance or termination, other than set forth in this agreement. From and after the date of closing, other than the covenants not to compete, both Frazier and Lloyd release AABC and Full Service Beverage Company, and it's subsidiaries from and of any and all other obligations and claims relating to their employment with Full Service Beverage Company and it's subsidiaries.

8. At closing, AABC will cause Full Service Beverage Company to transfer the Range Rover automobile in the possession of Lloyd to Lloyd or his designee.

9. At, or prior to closing, Nancy Frazier will sell to AABC her bonds issued by AABC at a price of par, plus accrued interest.

10. This agreement shall be binding upon the heirs, executors, administrators, successors, legal representatives and assigns of the parties hereto. This agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

11. The representations, warranties, covenants, and agreements contained herein shall survive the completion of the transactions contemplated by this agreement.

12. If any provision of this agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this agreement shall not be void but shall be construed to be in force with the same effect as though such provisions were omitted.

13. This agreement shall be construed under the laws of the State of Oklahoma.

14. AABC acknowledges that it's President, Stephen Browne, has been the managing general partner of Full Service Management Company, LC, which has had the right to manage the business affairs of Full Service Beverage Company since April 16, 1996 and is familiar with the assets, liabilities, results of operations, recent financial history, recent industry trends, prospects and other matter relating to Full Service Beverage Company. AABC further acknowledges that it has had full access to the offices, facilities, books and records of Full Service Beverage Company and has had a full opportunity to discuss all such matters relating to Full Service Beverage with officers and employees.

15. The parties acknowledge that the Internal Revenue Service may in the future assert income tax deficiencies against Full Service Beverage Company, the resolution of which may affect the personal income tax liabilities of one or more of the Sellers. AABC agrees that if any such assertion is made, it will give prompt written notice thereof to Sellers and will permit Sellers to participate in the resolution of such claim. In the event the Internal Revenue Service may in the future assert claims against the Sellers which may affect the tax liability of Full Service Beverage Company, they will give prompt written notice thereto to Full Service Beverage Company and will permit it to participate in the resolution of such claim.

16. Upon closing each Seller does release all claims of any type they may have against AABC and Full Service Beverage Company, and it's subsidiaries, and AABC and Full Service Beverage Company, and it's subsidiaries, does release each Seller from all claims of any type, provided however that such release shall not release any party from (i) any liability or responsibility under this Agreement; (ii) any agreement being executed and delivered pursuant to this agreement, or (iii) any contract, civil claim or tort claim which has not been previously specifically disclosed.

THIS AGREEMENT is entered into, effective the day and year first above written.

ALL AMERICAN BOTTLING CORPORATION

BY:  STEPHEN R. KERR
     Stephen R. Kerr

JOHN FRAZIER                        NANCY FRAZIER
John Frazier                        Nancy Frazier

LLOYD FRAZIER
Lloyd Frazier

GEORGIA FRAZIER                     GEORGE FRAZIER METCALF
Georgia Frazier                     George Frazier Metcalf

Fleta Frazier Metcalf Trust         John C. Metcalf Trust

By:  FLETA FRAZIER                  By:  JOHN C. METCALF
     Fleta Frazier                       John C. Metcalf

ANTHONY CHUTE METCALF               ELIZABETH M. METCALF
Anthony Chute Metcalf               Elizabeth M. Metcalf

GEORGE F. METCALF                   JUDY A. S. METCALF
George F. Metcalf                   Judy A. S. Metcalf